Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,000,000.00	05-16-2008		2000050969-		00000482182	091

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Allin Consulting of Pennsylvania, Inc.;	Lender:	S&T BANK
	Allin Corporation;		Commercial Lending
	Allin Corporation of California;		800 Philadelphia Street
	Allin Holdings Corporation;		PO Box 190
	Allin Interactive Corporation;		Indiana, PA 15701
	Allin Network Products, Inc.;		(724) 349-1800
and Codelab Technology Group, Inc.
381 Mansfield Ave Suite 400 Pittsburgh, PA 15220-2751

Principal Amount: $5,000,000.00	Initial Rate: 5.500%	Date of Agreement: May 16, 2008

DESCRIPTION OF EXISTING INDEBTEDNESS. A Revolving Credit Note dated October 1, 2008, as amended, in the original maximum available principal amount of Five Million & 00/100 Dollars ($5,000,000.00), together with a current variable interest rate of S&T Bank Prime plus 0.500% per annum and a current maturity date of September 30, 2008.

DESCRIPTION OF COLLATERAL. All security interests, assignments, mortgages, pledges, liens and encumbrances of whatsoever nature or kind now or hereafter granted or existing as security for the Indebtedness.

DESCRIPTION OF CHANGE IN TERMS. Extend the maturity date to September 30, 2009.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 2009. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 30, 2008, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an index which is Lender’s Prime Rate (the “Index”). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. The interest rate to be applied to the unpaid principal balance during this loan will be at a rate of 0.500 percentage points over the Index, resulting in an initial rate of 5.500% per annum. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

CHANGE IN TERMS AGREEMENT

Loan No: 2000050969-	(Continued)	Page 2

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

ALLIN CONSULTING OF PENNSYLVANIA, INC.

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Consulting of Pennsylvania, Inc.

ALLIN CORPORATION

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Corporation

ALLIN CORPORATION OF CALIFORNIA

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Corporation of California

ALLIN HOLDINGS CORPORATION

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Holdings Corporation

ALLIN INTERACTIVE CORPORATION

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Interactive Corporation

ALLIN NETWORK PRODUCTS, INC.

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Allin Network Products, Inc.

CODELAB TECHNOLOGY GROUP, INC.

By:	/s/ Dean C. Praskach	(Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of Codelab Technology Group, Inc.

LASER PRO Lending, Ver. 5.40.00.003 Copr. Harland Financial Solutions, Inc. 1997, 2008. All

Rights Reserved. - PA C:\APPS\CFIWIN\CFI\LPL\D20C.FC TR-53463 PR-231 (M)